Exhibit 99.1

NEWS RELEASE

Contact:	Will McDowell, Investor Relations – (215) 761-4198
Matt Asensio, Media Relations – (860) 226-2599

CIGNA REPORTS STRONG 2015 RESULTS,
EXPECTS REVENUE AND EARNINGS GROWTH IN 2016

o	Consolidated revenues for 2015 increased 8% to $37.9 billion

o	Adjusted income from operations[1] for 2015 was $2.3 billion, or $8.66 per share, with per share growth of 10% over 2014

o	Shareholders' net income for 2015 was $2.1 billion, or $8.04 per share

o	Consolidated revenues and adjusted income from operations[1,2] are expected to grow in 2016

BLOOMFIELD, CT, February 4, 2016 – Cigna Corporation (NYSE: CI) today reported strong fourth quarter and full year 2015 results with revenue and earnings contributions across the Company's diversified portfolio of businesses driven by the continued effective execution of our strategy.  Consolidated revenues for 2015 were $37.9 billion, an increase of 8% over 2014.

Cigna's adjusted income from operations1 for full year 2015 was $2.3 billion, or $8.66 per share, compared with $2.1 billion, or $7.87 per share, for 2014.  This represents per share growth of 10% and reflects strong revenue growth and continued favorable medical and operating costs in the Global Health Care segment.  For the fourth quarter of 2015, adjusted income from operations1 was $486 million, or $1.87 per share, compared to $475 million, or $1.80 per share, for the fourth quarter of 2014.

"The strong results we delivered in 2015 reflect our proven ability to create sustained value for customers and clients," said David M. Cordani, President and Chief Executive Officer.  "The effective execution of our global strategy and our differentiated capabilities provide us with strong momentum as we begin 2016.  Our pending combination with Anthem will further accelerate our strategy to improve quality, choice, and affordability in the marketplace."

Cigna also reported shareholders' net income in 2015 of $2.1 billion, or $8.04 per share, compared to $2.1 billion, or $7.83 per share, for 2014.  Shareholders' net income for 2015 included special items1, which resulted in after-tax charges of $122 million, or $0.47 per share, for costs associated with the early redemption of long term debt as well as transaction costs related to Cigna's proposed merger with Anthem.

For the fourth quarter of 2015, shareholders' net income was $426 million, or $1.64 per share, compared with $467 million, or $1.77 per share, for the fourth quarter of 2014.  Fourth quarter 2015 shareholders' net income included a special item1 charge of $28 million after-tax, or $0.11 per share, for transaction costs related to Cigna's proposed merger with Anthem.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and a reconciliation of adjusted income from operations1 to shareholders' net income:

Consolidated Financial Results (dollars in millions, customers in thousands):
				Year
	Three Months Ended			Ended
	December 31,		September 30,	December 31,
	2015	2014	2015	2015

Consolidated Revenues	$9,528	$8,928	$9,389	$37,876

Consolidated Earnings, net of taxes
Adjusted income from operations[1]	$486	$475	$593	$2,256
Net realized investment gains (losses)	(28)	21	7	40
Amortization of other acquired intangible assets, net[1]	(4)	(29)	(24)	(80)
Special items[1]	(28)	-	(29)	(122)
Shareholders' net income	$426	$467	$547	$2,094

Adjusted income from operations[1], per share	$1.87	$1.80	$2.28	$8.66
Shareholders' net income, per share	$1.64	$1.77	$2.10	$8.04

	As of the Periods Ended
	December 31,		September 30,
	2015	2014	2015

Global Medical Customers	14,999	14,456	14,849

•	Cash and marketable investments at the parent company were approximately $1.4 billion at December 31, 2015 and approximately $400 million at December 31, 2014.

•	In 2015, the Company repurchased approximately 5.5 million shares of stock for approximately $685 million. During the period January 1, 2016 through February 3, 2016, the Company repurchased an additional 785,000 shares of common stock for approximately $110 million.[3]

•	Given the pending combination with Anthem, it is unlikely that the Company will make further share repurchases in 2016.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 2 for a reconciliation of adjusted income (loss) from operations1 to shareholders'  net income.

Global Health Care

This segment includes Cigna's Commercial and Government businesses that deliver medical and specialty health care products and services to domestic and multi-national clients and customers using guaranteed cost, retrospectively experience-rated and administrative services only ("ASO") funding arrangements.  Specialty health care includes behavioral, dental, disease and medical management, stop loss and pharmacy-related products and services.

Financial Results (dollars in millions, customers in thousands):
				Year
	Three Months Ended			Ended
	December 31,		September 30,	December 31,
	2015	2014	2015	2015

Premiums and Fees	$6,721	$6,254	$6,619	$26,803
Adjusted Income from Operations[1]	$394	$397	$482	$1,848
Adjusted Margin, After-Tax[5]	5.2%	5.7%	6.5%	6.2%

	As of the Periods Ended
	December 31,		September 30,
Customers:	2015	2014	2015
Commercial	14,432	13,938	14,291
Government	567	518	558
Medical	14,999	14,456	14,849

Behavioral Care	24,674	23,853	24,591
Dental[4]	13,869	13,571	13,872
Pharmacy	8,068	7,542	7,980
Medicare Part D	1,476	1,188	1,472

•	Global Health Care delivered another strong result in 2015, reflecting consistent strong performance in our well-positioned growth businesses.

•	Full year 2015 premiums and fees grew 10% to $26.8 billion reflecting ongoing growth in our self-funded programs, specialty products, and Government businesses.

•	Cigna's medical customer base grew 543,000, or 4%, in 2015 to a total of 15 million customers, driven by organic growth in our Middle Market, International, Select, and Medicare segments as well as the impact of our acquisition of Qualcare Alliance Networks.

•	Full year adjusted income from operations[1] reflects business growth, including specialty contributions, and continued favorable medical costs in our Commercial employer business.

•	Fourth quarter 2015 adjusted income from operations[1] and adjusted margin, after-tax[5] reflect strong contributions from our Commercial employer and specialty businesses, as well as unfavorable medical costs in our Individual and Government businesses. The decline in fourth quarter 2015 relative to the third quarter 2015 is primarily driven by the seasonal impact of medical costs as well as higher spending on strategic initiatives.

•	Adjusted income from operations[1] included favorable prior year reserve development on an after-tax basis of approximately $60 million for full year 2015 compared to $53 million for full year 2014.

•	For full year 2015, Cigna has recorded receivables of approximately $250 million, after-tax related to 2015 risk mitigation programs with approximately 40% of the total related to reinsurance and the remainder split fairly evenly between risk adjustment and risk corridor.

•	The Total Commercial medical care ratio[9] (MCR) of 78.1% for the full year 2015, and 80.4% in fourth quarter 2015, reflect the ongoing strong performance of our Commercial employer business as well as continued high medical costs in our U.S. Individual business. The fourth quarter MCR also reflects expected higher seasonal medical costs.

•	The Total Government MCR[9] of 85.2% for the full year 2015, and 83.1% in fourth quarter 2015, reflect the ongoing strong performance in our Medicare Advantage business, partially offset by pressure in our Medicare Part D business. Fourth quarter Medicare Advantage results also include some unfavorable medical cost variability in a specific market.

•	Full year medical cost trend for our total U.S. Commercial book of business was approximately 5% and reflects continued favorable medical costs, physician engagement and low utilization trend.

•	The 2015 Global Health Care operating expense ratio[9] of 21.4%, and the fourth quarter 2015 ratio of 22.7%, reflect ongoing efficiency gains, offset by continued investments in strategic initiatives and higher non-recurring expenses in the fourth quarter.

•	Global Health Care net medical costs payable[6] was approximately $2.11 billion at December 31, 2015 and $1.93 billion at December 31, 2014.

Global Supplemental Benefits

This segment includes Cigna's global individual supplemental health, life and accident insurance business, primarily in Asia, and Medicare supplement coverage in the United States.

Financial Results (dollars in millions, policies in thousands):
				Year
	Three Months Ended			Ended
	December 31,		September 30,	December 31,
	2015	2014	2015	2015

Premiums and Fees[7]	$776	$726	$761	$3,021
Adjusted Income from Operations[1]	$54	$36	$62	$262
Adjusted Margin, After-Tax[5]	6.7%	4.8%	7.8%	8.3%

	As of the Periods Ended
	December 31,		September 30,
	2015	2014	2015

Policies[7]	12,888	12,342	12,808

•	Global Supplemental Benefits delivered attractive growth and profitability in 2015 on a currency adjusted basis as we continue to provide value to individual consumers with affordable and personalized solutions on a direct basis.

•	Excluding the impact of foreign currency movements, 2015 premiums and fees grew 12% in Global Supplemental, reflecting ongoing customer growth in Cigna's target markets and strong retention.

•	Full year 2015 adjusted income from operations[1] and adjusted margin, after-tax[5] reflect business growth and favorable claims experience in Korea partially offset by the impact of foreign currency movements.

•	Fourth quarter 2015 adjusted income from operations[1] and adjusted margin, after-tax[5] reflect favorable claims experience in Korea and business growth.

•	Foreign currency movements adversely impacted full year 2015 adjusted income from operations[1] by $26 million after-tax[8].

Group Disability and Life

This segment includes Cigna's group disability, life and accident insurance operations.

Financial Results (dollars in millions):
				Year
	Three Months Ended			Ended
	December 31,		September 30,	December 31,
	2015	2014	2015	2015

Premiums and Fees	$998	$920	$980	$3,932
Adjusted Income from Operations[1]	$83	$85	$84	$324
Adjusted Margin, After-Tax[5]	7.6%	8.4%	7.9%	7.6%

•	Group Disability and Life results continue to reflect the value created for our customers by our differentiated productivity and return to work programs.

•	Full year 2015 premiums and fees increased 8% over 2014 driven by business growth across the disability, life and accident product lines.

•	Adjusted income from operations[1] and adjusted margin, after-tax[5] for full year 2015 reflect continued strong results, including an improvement in claims experience in our life business.

•	Third quarter 2015 adjusted income from operations[1] and adjusted margin, after-tax[5] includes the favorable after-tax impact related to reserve studies of $11 million.

Corporate & Other Operations

Adjusted income (loss) from operations1 for Cigna's remaining operations is presented below:
Financial Results (dollars in millions):
				Year
	Three Months Ended			Ended
	December 31,		September 30,	December 31,
	2015	2014	2015	2015

Corporate & Other Operations	$(45)	$(43)	$(35)	$(178)

•	Third quarter 2015 adjusted income from operations[1] benefited from lower corporate expenses.

2016 OUTLOOK

Cigna's outlook for full year 2016 consolidated adjusted income from operations1, 2 is in the range of $8.85 to $9.25 per share.  This outlook excludes the impact of prior year reserve development and the potential effects of future capital deployment.3

Full-Year Ending
Projected 2016 Growth in:	December 31, 2016

Consolidated Revenue	Mid-single digit percentage range

Consolidated Adjusted Income (Loss) from Operations[1,2,11]	High single digit percentage range

Global Medical Customers[10]	Low single digit percentage range

Consolidated Adjusted Income (Loss) from Operations, per share[1,2,3]	$ 8.85 to 9.25

Effective January 21, 2016, the Centers for Medicare & Medicaid Services ("CMS") imposed sanctions suspending Cigna's enrollment and marketing activities related to all Cigna Medicare Advantage and standalone prescription drug plan contracts.  The suspension does not impact current Cigna Medicare Advantage and Medicare Part D enrollees' benefits or plans.  Cigna is committed to ensuring that its customers have access to the quality healthcare, customer service and prescription drugs that they need and is working to resolve these matters as quickly as possible in full cooperation with CMS.  The expected impact from these sanctions is reflected in Cigna's 2016 outlook for growth in revenue, adjusted income from operations1,2, adjusted income from operations per share1,2, and global medical customers.

The foregoing statements represent the Company's current estimates of Cigna's 2016 consolidated and segment adjusted income from operations1,2 and other key metrics as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna's website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors).

Notes:

1.	Effective January 1, 2015, adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: net realized investment results, net amortization of other acquired intangible assets and special items. Prior year amounts have been adjusted for the exclusion of net amortization of other acquired intangible assets. Net amortization of other acquired intangible assets in 2015 includes the after-tax impact of $23 million from the one-time benefit of an acquisition in which the fair value of acquired net assets exceeded the purchase price. Special items are identified in Exhibit 2 of this earnings release.

Adjusted income (loss) from operations is a measure of profitability used by Cigna's management because it presents the underlying results of operations of Cigna's businesses and permits analysis of trends in underlying revenue, expenses and shareholders' net income. This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders' net income. See Exhibit 2 for a reconciliation of adjusted income from operations to shareholders' net income.

2.	Management is unable to provide a forward-looking reconciliation of adjusted income (loss) from operations to shareholders' net income for full year 2016 because future net realized investment results, net amortization of other acquired intangible assets and special items cannot be identified or reasonably estimated at this time.

3.	The Company's outlook excludes the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release.

4.	Prior period dental customers have been revised to conform to current presentation.

5.	Adjusted margin, after-tax, is calculated by dividing adjusted income (loss) from operations by operating revenues for each segment.

6.	Global Health Care medical costs payable are presented net of reinsurance and other recoverables. The gross Global Health Care medical costs payable balance was $2.36 billion as of December 31, 2015 and $2.18 billion as of December 31, 2014.

7.	Cigna owns a 50% noncontrolling interest in its China joint venture. Cigna's 50% share of the joint venture's earnings is reported in Other Revenues using the equity method of accounting under GAAP. As such, the premiums and fees and policy counts for the Global Supplemental Benefits segment do not include the China joint venture.

8.	Impact of foreign currency movements was determined by applying actual 2015 currency exchange rates to results for the full year 2014.

9.	Operating ratios are defined as follows:
•	Total Commercial medical care ratio represents medical costs as a percentage of premiums for all commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements in both the United States and internationally.
•	Total Government medical care ratio represents medical costs as a percentage of premiums for Medicare Advantage, Medicare Part D, and Medicaid products.
•	Global Health Care Operating Expense Ratio represents operating expenses excluding acquisition related amortization expense as a percentage of operating revenue in the Global Health Care segment.

10.	Global medical customers include individuals who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.

11.	The percentage growth projected in 2016 for Consolidated Adjusted Income (Loss) from Operations reflects an increase over such metric for 2015, excluding prior year reserve development of $60 million after-tax recognized in 2015.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties.  These statements are not historical facts.  Forward-looking statements may include, among others, statements concerning our projected consolidated adjusted income (loss) from operations outlook for 2016; projected consolidated revenue growth and global medical customer growth, each over year end 2015; future financial or operating performance, including our ability to deliver personalized and innovative solutions for our customers and clients and future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans; our prospects for growth in the coming years; statements regarding the proposed merger between Cigna and Anthem, Inc. (Anthem); statements regarding the timing of resolution of the issues raised by CMS; and other statements regarding Cigna's and Anthem's future beliefs, expectations, plans intentions, financial condition or performance.  You may identify forward-looking statements by the use of words such as "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should," "will" or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements.  Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions; the substantial level of government regulation over our business and the potential effects of new laws or regulations, or changes in existing laws or regulations; the outcome of litigation, regulatory audits, including the CMS review and sanctions, investigations and actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; and unfavorable industry, economic or political conditions, including foreign currency movements; the timing and likelihood of completion of the proposed merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could reduce anticipated benefits or cause the parties to abandon the transaction; the possibility that the expected synergies and value creation from the proposed merger will not be realized or will not be realized within the expected time period; the risk that the businesses of Cigna and Anthem will not be integrated successfully; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the possibility that the proposed merger does not close, including due to the failure to satisfy the closing conditions; the risk that financing for the proposed merger may not be available on favorable terms, as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com as well as on Anthem's most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.antheminc.com.   You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)			Exhibit 1
(Dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

REVENUES
Premiums	$7,461	$6,906	$29,642	$27,214
Fees	1,056	1,021	4,217	3,880
Net investment income	295	303	1,153	1,166
Mail order pharmacy revenues	690	614	2,536	2,239
Other revenues	73	60	271	261
Total operating revenues	9,575	8,904	37,819	34,760
Net realized investment gains (losses)	(47)	24	57	154
Total	$9,528	$8,928	$37,876	$34,914

ADJUSTED INCOME (LOSS) FROM OPERATIONS (1)
Global Health Care	$394	$397	$1,848	$1,752
Global Supplemental Benefits	54	36	262	243
Group Disability and Life	83	85	324	317
Ongoing Operations	531	518	2,434	2,312
Corporate and Other	(45)	(43)	(178)	(197)
Total	$486	$475	$2,256	$2,115
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	(28)	21	40	106
Amortization of other acquired intangible assets, net	(4)	(29)	(80)	(119)
Special items	(28)	-	(122)	-
Shareholders' net income	$426	$467	$2,094	$2,102

DILUTED EARNINGS PER SHARE
Adjusted income from operations (1)	$1.87	$1.80	$8.66	$7.87
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	(0.11)	0.08	0.15	0.40
Amortization of other acquired intangible assets, net	(0.01)	(0.11)	(0.30)	(0.44)
Special items	(0.11)	-	(0.47)	-
Shareholders' net income	$1.64	$1.77	$8.04	$7.83
Weighted average shares (in thousands)	260,518	264,284	260,592	268,603
Common shares outstanding (in thousands)			256,544	259,276

SHAREHOLDERS' EQUITY at December 31,			$12,035	$10,774

SHAREHOLDERS' EQUITY PER SHARE at December 31,			$46.91	$41.55

(1) Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results; net amortization of other acquired intangible assets; and special items (identified and quantified on Exhibit 2).

CIGNA CORPORATION
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME	Exhibit 2
(Dollars in millions, except per share amounts)

	Diluted Earnings Per Share			Consolidated			Global Health Care
Three Months Ended December 31,	4Q15	4Q14	3Q15	4Q15	4Q14	3Q15	4Q15	4Q14	3Q15

Adjusted income (loss) from operations	$1.87	$1.80	$2.28	$486	$475	$593	$394	$397	$482
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	(0.11)	0.08	0.02	(28)	21	7	(20)	14	14
Amortization of other acquired intangible assets, net	(0.01)	(0.11)	(0.09)	(4)	(29)	(24)	(20)	(26)	(21)
Special items:
Merger-related transaction costs	(0.11)	-	(0.11)	(28)	-	(29)	-	-	-
Shareholders' net income	$1.64	$1.77	$2.10	$426	$467	$547	$354	$385	$475
Weighted average shares (in thousands)
Special Items, pre-tax:	260,518	264,284	260,519
Merger-related transaction costs				$(31)	$-	$(35)	$-	$-	$-
Total				$(31)	$-	$(35)	$-	$-	$-

	Diluted Earnings Per Share			Consolidated			Global Health Care
Year Ended December 31,	2015		2014	2015		2014	2015		2014

Adjusted income (loss) from operations	$8.66		$7.87	$2,256		$2,115	$1,848		$1,752
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	0.15		0.40	40		106	30		54
Amortization of other acquired intangible assets, net	(0.30)		(0.44)	(80)		(119)	(84)		(106)
Special items:
Debt extinguishment costs	(0.25)		-	(65)		-	-		-
Merger-related transaction costs	(0.22)		-	(57)		-	-		-
Shareholders' net income	$8.04		$7.83	$2,094		$2,102	$1,794		$1,700
Weighted average shares (in thousands)	260,592		268,603
Common shares outstanding as of December 31, (in thousands)	256,544		259,276
Special Items, pre-tax:
Debt extinguishment costs				$(100)		$-	$-		$-
Merger-related transaction costs				(66)		-	-		-
Total				$(166)		$-	$-		$-

	Global Supplemental Benefits			Group Disability and Life			Corporate and Other
Three Months Ended December 31,	4Q15	4Q14	3Q15	4Q15	4Q14	3Q15	4Q15	4Q14	3Q15

Adjusted income (loss) from operations	$54	$36	$62	$83	$85	$84	$(45)	$(43)	$(35)
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	2	3	(1)	(9)	(1)	(6)	(1)	5	-
Amortization of other acquired intangible assets, net	16	(3)	(3)	-	-	-	-	-	-
Special items:
Merger-related transaction costs	-	-	-	-	-	-	(28)	-	(29)
Shareholders' net income	$72	$36	$58	$74	$84	$78	$(74)	$(38)	$(64)
Weighted average shares (in thousands)
Special Items, pre-tax:
Merger-related transaction costs	$-	$-	$-	$-	$-	$-	$(31)	$-	$(35)
Total	$-	$-	$-	$-	$-	$-	$(31)	$-	$(35)

	Global Supplemental Benefits			Group Disability and Life			Corporate and Other
Year Ended December 31,	2015		2014	2015		2014	2015		2014

Adjusted income (loss) from operations	$262		$243	$324		$317	$(178)		$(197)
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	1		3	4		14	5		35
Amortization of other acquired intangible assets, net	4		(13)	-		-	-		-
Special items:
Debt extinguishment costs	-		-	-		-	(65)		-
Merger-related transaction costs	-		-	-		-	(57)		-
Shareholders' net income	$267		$233	$328		$331	$(295)		$(162)
Weighted average shares (in thousands)
Common shares outstanding as of December 31, (in thousands)
Special Items, pre-tax:
Debt extinguishment costs	$-		$-	$-		$-	$(100)		$-
Merger-related transaction costs	-		-	-		-	(66)		-
Total	$-		$-	$-		$-	$(166)		$-